Registration No. 333-xxxxxxxxxxx
As filed with the Securities and Exchange Commission on October 26, 2022

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________
The Ensign Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-0861263
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

29222 Rancho Viejo Road, Suite 127
San Juan Capistrano, CA 92675
(Address of principal executive offices and Zip Code)
_____________________

The Ensign Group, Inc. 2022 Omnibus Incentive Plan
(Full title of the plan)

Chad A. Keetch, Esq.	With a copy to:
Chief Investment Officer, Executive Vice President and Secretary The Ensign Group, Inc. 29222 Rancho Viejo Road, Suite 127 San Juan Capistrano, CA 92675 (Name and Address of agent for service)	Amy Bowler Lucy Stark Holland & Hart LLP 555 17th Street, Suite 3200 Denver, Colorado 80202 (303) 295-8000

(949) 487-9500 (Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒ Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company) Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INTRODUCTORY STATEMENT

The Ensign Group, Inc. (the “Registrant” or the “Company”) is filing this Registration Statement on Form S-8 for the purpose of registering 3,462,897 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable pursuant to the terms of the Company’s 2022 Omnibus Incentive Plan (the “2022 Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*
* The documents containing the information specified in Part I will be sent or given to participants in the 2022 Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and the instructions to Part I of Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
We “incorporate by reference” in this prospectus certain documents that we have previously filed with the Commission. This means that we are disclosing important information to you without actually including that information in this prospectus by referring you to other documents that we have filed separately with the Commission. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the Commission, and which is deemed “filed” with the Commission, will automatically update information that we previously filed with the Commission, and replace information in this prospectus and information that we previously filed with the Commission.

The Registrant hereby incorporates by reference into this Registration Statement the following documents, which have been filed with the Commission:

(a)    the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Commission on February 9, 2022 (including the portions of the Registrant's Definitive Proxy Statement for the Registrant's 2021 Annual Meeting of Stockholders incorporated by reference therein);

(b)    the Registrant’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022 filed with the Commission on April 28, 2022, August 1, 2022 and October 26, 2022, respectively;

(c)     the Registrant’s Current Reports on Form 8-K filed with the Commission on April 12, 2022 and May 31, 2022; and

(d)    The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on October 19, 2007, including any amendments or reports filed for the purpose of updating such description (including Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Commission on February 9, 2022).

All reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. The Registrant expressly excludes from such incorporation information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement we may authorize to be delivered to you. You should not assume that the information incorporated by reference or provided in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front of each document.

Item 4. Description of Securities.
Not Applicable.
Item 5. Interests of Named Experts and Counsel.
Not Applicable.
Item 6. Indemnification of Directors and Officers.
Under Section 145 of the Delaware General Corporation Law, we may indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law and require us to advance litigation expenses upon our receipt of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. Our bylaws further provide that rights conferred under such bylaws do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors, insurance policy or otherwise.

Our certificate of incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by law. Our certificate of incorporation also provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in our certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director is subject to liability for breach of the director’s duty of loyalty to us for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. Our certificate of incorporation further provides that we are authorized to indemnify our directors and officers to the fullest extent permitted by law through the bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

We have entered into agreements to indemnify our directors, officers and other key employees in addition to the indemnification provided for in our certificate of incorporation and bylaws. These agreements, among other things, indemnify these persons for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in our right, on account of services by that person as a director or officer or as a director or officer of any of our subsidiaries, or as a director or officer of any other company or enterprise that the person provides services to at our request.

We maintain directors’ and officers’ liability insurance for our officers and directors.

Item 7. Exemption from Registration Claimed.
Not Applicable.

Item 8. Exhibits.

Exhibit No.	Description	Where Located
4.1	Fifth Amended and Restated Certificate of Incorporation of The Ensign Group, Inc. filed with the Delaware Secretary of State on November 15, 2007	Incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q filed on December 21, 2007
4.2	Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation of The Ensign Group, Inc., filed with the Delaware Secretary of State on February 4, 2020	Incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K filed on February 5, 2020
4.3	Amended and Restated Bylaws of The Ensign Group, Inc.	Incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q filed on December 21, 2007
4.4	Amendment to the Amended and Restated Bylaws of The Ensign Group, Inc.	Incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed on August 8, 2014
4.5	The Ensign Group, Inc. 2022 Omnibus Incentive Plan	Incorporated by reference to Appendix A to the Definitive Proxy Statement for the Registrant's 2022 Annual Meeting of Stockholders, filed on April 14, 2022
5.1	Opinion of Holland & Hart LLP	Filed herewith
23.1	Consent of Deloitte & Touche LLP	Filed herewith
23.2	Consent of Holland & Hart LLP (contained in Exhibit 5.1 to this Registration Statement)	Filed herewith
24.1	Power of Attorney (included in the signature page to this Registration Statement)	Filed herewith
107	Filing Fee Table	Filed herewith

Item 9. Undertakings.
(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Juan Capistrano, State of California on October 26, 2022.

THE ENSIGN GROUP, INC.

By:	/s/ Suzanne D. Snapper
Suzanne D. Snapper
Chief Financial Officer, Executive Vice President and Director (Principal Financial Officer and Accounting Officer and Duly Authorized Officer)
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors does hereby constitute and appoint Chad A. Keetch, or his substitute or substitutes, as his or her true and lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute and file or cause to be filed any and all instruments, documents or exhibits which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments, documents or exhibits filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms all that said attorney and agent, or his substitute or substitutes, shall lawfully do or cause to be done by virtue hereof. In witness whereof, each of the undersigned has executed this Power of Attorney as of the dates indicated below.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Barry R. Port	Chief Executive Officer and Director (Principal Executive Officer)	October 26, 2022
Barry R. Port

/s/ Suzanne D. Snapper	Chief Financial Officer, Executive Vice President and Director (Principal Financial Officer and Accounting Officer and Duly Authorized Officer)	October 26, 2022
Suzanne D. Snapper

/s/ Christopher R. Christensen	Executive Chairman and Chairman of the Board	October 26, 2022
Christopher R. Christensen

/s/ Ann S. Blouin	Director	October 26, 2022
Ann S. Blouin

/s/ Swati B. Abbott	Director	October 26, 2022
Swati B. Abbott

/s/ Daren J. Shaw	Director	October 26, 2022
Daren J. Shaw

/s/ Lee A. Daniels	Director	October 26, 2022
Lee A. Daniels

/s/ Barry M. Smith	Director	October 26, 2022
Barry M. Smith